U.S. SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                July 16, 2001
                                Date of Report
                      (Date of Earliest Event Reported)

                            PACIFIC WEBWORKS, INC.
            (Exact Name of Registrant as Specified in its Charter)

                        180 South 300 West, Suite 400
                          Salt Lake City, Utah 84101
                   (Address of principal executive offices)

                                (801) 578-9020
                        Registrant's telephone number

           NEVADA                 000-26731             87-0627910
   (State of Incorporation) (Commission File Number)  (I.R.S. Employer
                                                      Identification No.)

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ITEM 5:  OTHER EVENTS

Form SB-2 Registration Statement Declared Effective

     The Securities and Exchange Commission has granted acceleration of the effective date, without review, of Pacific WebWorks, Inc.'s registration statement on Form SB-2 which was filed with the SEC on June 28, 2001. The Form SB-2, as amended, became effective Monday, July 16, 2001. As a result, 11,690,532 common shares to be sold by selling stockholders have been registered under the Securities Act of 1933.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned, who is duly authorized.

Pacific WebWorks, Inc.

      /s/ Christian R. Larsen                              7/15/01
By: ___________________________________________   Date: ______________
    Christian R. Larsen, President and Director